Exhibit 10.22
SECURED DEMAND PROMISSORY NOTE

$7,552,000.00	December 31, 2008
               FOR VALUE RECEIVED, the undersigned, Mercantile Bancorp, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of GREAT RIVER BANCSHARES, INC., a Nevada corporation (“Lender”), ON DEMAND, at 524 N. 30th Street, Quincy, Illinois 62301 or such other place as may be designated by the holder of this Note, the principal sum of SEVEN MILLION FIVE HUNDRED FIFTY TWO THOUSAND AND 00/100 DOLLARS ($7,552,000.00) or so much thereof as may be advanced and outstanding from time to time under this Secured Demand Promissory Note (this “Note”), together with interest on said principal sum from the date hereof until this Note is paid in full, at the Interest Rate. As used herein, the term “Interest Rate” shall mean, until the occurrence of an event described in Paragraph 7 below, when the Interest Rate shall thereafter equal the Default Rate, a per annum rate of interest equal to seven and one-half percent (7.50%).
     1. Payment. The principal sum of this Note and interest thereon shall be paid as follows:
     (a) Interest at the Interest Rate shall accrue on the principal amount of this Note from the date hereof and shall be payable on the first (1st) day of each month, beginning with February 1, 2009.
     (b) If not sooner paid, the principal sum of this Note, together with accrued interest thereon, shall be repaid immediately upon Lender’s written demand. The Borrower acknowledges and agrees that Lender may require immediate repayment of either all or a portion of the indebtedness evidenced hereby.
     2. Late Charge; Default Rate. In the event that any scheduled monthly installment of principal and/or interest under this Note is received by Lender more than two (2) days after the same is due, Borrower shall pay to Lender a late charge equal to five percent (5.0%) of such delinquent payment. In the event that an Event of Default (as defined below) shall occur and Lender shall exercise its right to declare this Note to be due and payable as set forth in Paragraph 7 below, then the unpaid principal balance under this Note shall thereafter bear interest at the Default Rate. As used herein, the term “Default Rate” shall mean a per anum rate of interest equal to twelve and one-half percent (12.5%).
     3. Prepayment. The unpaid principal balance of this Note may be prepaid in whole or in part, at any time and from time to time, without prepayment charge or penalty. All prepayments shall be applied first to all charges and payments due from Borrower to Lender under this Note other than principal and interest, second to accrued and unpaid interest, and third to principal.
     4. Payments and Computations. All payments on account of indebtedness evidenced by this Note shall be made not later than 2:00 P.M. (Quincy, Illinois time) on the day when due in lawful money of the United States and shall be first applied to all charges and payments due from Borrower to Lender under this Note other than principal and interest, second to interest on the unpaid principal balance of this Note and the remainder to principal. All computations of interest shall be made by Lender on the actual days outstanding on the basis of a three hundred sixty (360) day calendar year. Said payments are to be made at 524 N. 30th Street, Quincy, Illinois 62301 or at such place as Lender or the legal holder of this Note may, from time to time, in writing appoint, and in the absence of such appointment, then by bank wire to Lender in Quincy, Illinois. Unless otherwise specified herein, all interest payable under this Note is paid in arrears.
     5. Applicable Laws. This Note shall be construed and enforced in accordance with the laws of the State of Illinois and shall be conclusively deemed for all purposes to have been executed and delivered in the State of Illinois for performance therein. This Note is given for an actual loan of money for business purposes and is not for agricultural, consumer, personal or residential purposes.
     6. Collateral Security. The payment of this Note and all obligations of Borrower in connection with this Note are secured by that certain Stock Pledge Agreement (Borrower), dated as of the date hereof, by and between Lender and Borrower (the “Pledge Agreement”).
     7. Event of Default. An “Event of Default” hereunder shall be deemed to have occurred (i) if Borrower shall fail to pay when due any sum of money due and owing under this Note; (ii) Borrower uses the proceeds from this Note for any purposes other than to make a $1,600,00.00 contribution to the capital of Mercantile Bank, a $1,325,000 loan to Mid-America Bancorp, Inc. (the proceeds of which will be contributed by Mid-America Bancorp, Inc. to the capital of Heartland Bank) and a $4,720,000 contribution to the capital of Royal Palm Bank; (iii) Borrower breaches any covenant, representation or warranty set forth in this Note or in the Pledge Agreement; (iv) an “Event of Default” occurs under the Third Amended and Restated Loan Agreement, as amended, between Borrower and Lender, as successor in interest to US Bank (as defined below) or (iv) the Lender determines in its sole discretion that there has been any change in the business, operations or condition, financial or otherwise, of Borrower or any direct or indirect subsidiary of Borrower that could have (x) a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower or any such direct or indirect subsidiary, or (y) an impairment of the enforceabilty of the rights of, or benefits available to, Lender under this Note or the Pledge Agreement. It is agreed that at the election of Lender or the holder or holders hereof, and in addition to any other rights or remedies set forth herein, upon the occurrence of an Event of Default, the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become at once due and payable at the place of payment aforesaid.
     8. Waiver. Except as expressly provided herein, Borrower and each surety, endorser and guarantor hereof, jointly and severally, waive grace, presentment for payment, notice of nonpayment, demand of payment, protest and notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and diligence in the collection of this Note and in filing suit hereon and consent and agree that their liability for the payment hereof shall not be affected or impaired by any release or change in the security for the payment of this Note or any party hereto, by any extension of the time of payment, or the addition of any parties hereto, which extension and addition may be made without notice to any party hereto and without affecting their liability hereunder.

     9. Collection. Borrower and each surety, endorser and guarantor hereof, jointly and severally, agree that if this Note is not paid promptly in accordance with its terms and is placed in the hands of an attorney for collection or if suit be instituted hereon or to foreclose the security granted under the Pledge Agreement and as often as this Note is placed in the hands of the attorney for collection and as often as suit is filed to collect this Note, they, and each of them, shall pay, in addition to the unpaid principal balance hereof and all accrued and unpaid interest due hereon, all costs of collection, including, without limitation, reasonable attorney’s fees.
     10. Records. All amounts advanced to Borrower under this Note or otherwise and all other debits and credits provided in this Note and in the Loan Agreement shall be evidenced by entries made by Lender on records to be maintained at Lender’s office in Las Vegas, Nevada. All payments of principal and interest made by the Borrower shall be similarly evidenced by entries made by Lender in such records, showing the date and amount of each such payment and the principal balance remaining unpaid immediately thereafter. The balance due Lender, as set forth in such records, shall be conclusive evidence of the amounts due and owing Lender by Borrower, absent manifest error. Notwithstanding the foregoing, the failure of Lender to make any such entries shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal and interest.
     11. Notice. Each notice, request, demand, consent, confirmation and/or other communication under this Note shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, as follows:
If to the Borrower, to:
Mercantile Bancorp, Inc.
220 North 33rd
P.O. Box 371
Quincy, Illinois 62301
Facsimile: 217-223-7340
With a copy to:
William G. Keller, Jr.
Schmiedeskamp, Robertson, Neu & Mitchell LLP
525 Jersey
Quincy, Illinois 62306
Facsimile: 217-223-1005
If to the Lender, to:
R. Dean Phillips
Great River Bancshares, Inc.
c/o Town and Country Bank
524 N. 30th Street, Quincy, Illinois 62301
Facsimile: 217-222-2268

With a copy to:
Jason A. Reschly
Husch Blackwell Sanders LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
Facsimile: 816-983-8080
or at such other address or telecopy number as any party hereto may designate as its address or telecopy number for communications under this Note by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, on the first (1st) business day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.
     12. Representations and Warranties. The Borrower represents and warrants to Lender as follows:
     (a) Borrower is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.
     (b) Borrower is a “bank holding company” as defined in and within the meaning of 12 U.S.C. §1841 (a), and as such Borrower has filed all necessary reports with and received all necessary approvals from The Board of Governors of the Federal Reserve System.
     (c) The execution, delivery and performance by Borrower of this Note and the Pledge Agreement are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.
     (d) This Note and the Pledge Agreement have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights in general.
     (e) Borrower represents and warrants to Lender that except as described in Exhibit C attached to that certain Assignment Agreement as of December 23, 2008, by and among: U.S. Bank National Association, a national banking association (“US Bank”), Lender and Borrower all of the representations and warranties set forth in that certain Third Amended and Restated Loan Agreement, as amended, between Borrower and Lender, as successor in interest to US Bank, are true as of the date hereof as if made by Borrower to Lender as of the date hereof.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first set forth above.

MERCANTILE BANCORP, INC.,
a Delaware corporation

By:	/s/ Ted T. Awerkamp
Name: Ted T. Awerkamp, President & CEO